Exhibit 99.1

Gladstone Investment Announces Additional $0.88 Supplemental Distribution to

Common Stockholders

MCLEAN, Va., October 24, 2023 - Gladstone Investment Corporation (Nasdaq: GAIN) (the “Company”) announced today that its board of directors declared the following additional supplemental cash distribution to common stockholders in December 2023.

Common Stock: A supplemental distribution of $0.88 per share of common stock in December 2023 payable per the table below.

Record Date	Payment Date	Cash Distribution
December 5	December 15	$0.88

“This additional supplemental distribution highlights the strength of Gladstone Investment’s buyout strategy and its ability to reward its shareholders with meaningful supplemental distributions from the realized capital gains generated on the equity portion of the Company’s successful exits,” said David Dullum, President of Gladstone Investment.

The Company will pay an aggregate of $1.00 per share of supplemental cash distributions to common stockholders during the three months ended December 31, 2023, including the November 2023 supplemental cash distribution to common stockholders previously announced on October 10, 2023.

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

About Gladstone Investment Corporation: Gladstone Investment Corporation is a publicly traded business development company that seeks to make secured debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control, and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Source: Gladstone Investment Corporation

Investor Relations Inquiries: Please visit www.gladstonecompanies.com or (703) 287-5893.

Forward-looking Statements:

The statements in this press release regarding potential future distributions, earnings and operations of the Company are “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties in predicting future results and conditions. Although these statements are based on the Company’s current plans that are believed to be reasonable as of the date of this press release, a number of factors could cause actual results and conditions to differ materially from these forward-looking statements, including those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or otherwise, except as required by law.